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[LOGO -- OBERWEIS EMERGING GROWTH FUND]

INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT AGREEMENT
Investors Fiduciary Trust Company
Form 5305-A
Individual Retirement Custodial Account (Rev. October 1992)
Department of the Treasury -- Internal Revenue Service

(Under Section 408(a) of the Internal Revenue Code) Keep for your records. Do NOT File with Internal Revenue Service


State of
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County of
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Depositor's name                    Depositor's date of birth
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Depositor's address                 Depositor's social security number
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Custodial name            INVESTORS FIDUCIARY TRUST COMPANY
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Custodial address or principal place of business       KANSAS CITY, MISSOURI
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The Depositor whose name appears above is establishing an Individual Retirement
Account (under section 408(a) of the Internal Revenue Code) to provide for his or her retirement and for the support of his or her beneficiaries after death. The Custodian named above has given the Depositor the disclosure statement required under the Income Tax Regulations under section 408(i) of the Code.
The Depositor has assigned the Custodial account          dollars ($         )
in cash. The Depositor and the Custodian made the following agreement.

                                   ARTICLE I

  The custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

                                  ARTICLE II
  The Depositor's interest in the balance in the custodial account is nonforfeitable.


                                  ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                  ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.
2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.
3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

    a. A single sum payment.
    b. An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.
    c. An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.
    d. Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.
    e. Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:
    a. If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.
    b. If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either
       i. Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or
       ii. Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age
       70 1/2.
    c. Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.
    d. If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.
5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.
6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.
2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed in the Internal Revenue Service.

                                  ARTICLE VI

  Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

                                  ARTICLE VII

  This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                 ARTICLE VIII

1.  Definitions. The following definitions shall apply to terms used in this
Article VIII:
    a. "Application" shall mean the IRA Application submitted by the Depositor to the Custodian.
    b. "Code" shall mean the Internal Revenue Code of 1986, as amended, including any regulations, procedures, rulings, or notices issued thereunder.
    c. "Company" shall mean Oberweis Emerging Growth Fund.
    d. "Custodial Account" shall mean the custodial account established under this agreement.
2. Investment of Contributions. Contributions shall be invested in shares of the Company mutual funds in accordance with the Depositor's written instructions in the Application, and with subsequent written instructions of the Depositor (or, following the death of the Depositor, his or her beneficiary) in a form acceptable to and filed with the Custodian. By giving such instructions, the Depositor (or beneficiary, where applicable) will be deemed to have acknowledged receipt of the then current prospectus for any shares in which the Depositor (or beneficiary) directs the Custodian to invest contributions. The Depositor, by making a rollover contribution, as described in Article I, hereby certifies that the contribution meets all requirements for rollover contributions. The amount of each contribution shall be applied to the purchase of such shares at the price and in the manner in which such shares are then being publicly offered by the Company in
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accordance with the then current prospectus, and such shares shall be credited to the Custodial Account. All dividends and capital gain distributions received on the shares of the fund held in each Custodial Account shall (unless received in additional shares of such fund) be reinvested in such shares which shall be credited to such Custodial Account. If any distribution on shares of the fund may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive such distribution in additional shares. The Custodian shall not be liable for interest on any cash balance in the Custodial Account. All Company shares acquired by the Custodian shall be registered in the name of the Custodian or its required nominee.

3. Voting with respect to shares. The Custodian shall not vote any of the shares of a Company mutual fund held in the Custodial Account except in accordance with written instructions of the Depositor, timely received, in a form acceptable to the Custodian.

4. Alternative Distribution Methods: Notwithstanding Article IV, a Depositor may elect in writing in a form acceptable to and filed with the Custodian, to have the balance in the Custodial Account distributed only in a lump sum or insubstantially equal payments over a period that does not exceed the Depositor's life expectancy or the joint and last survivor life expectancy of the Depositor and his or her designated beneficiary. For this purpose, life expectancies must be determined by using applicable Internal Revenue Service tables. Notwithstanding paragraph 2 of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, of Article IV, life expectancies shall not be recalculated. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated. To receive an annuity distribution, a Depositor may roll over a lump sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over the Depositor's life expectancy or the joint and last survivor life expectancy of the Depositor and his or her designated beneficiary. The distribution option should be reviewed in the year the Depositor reaches age 70-1/2 to make sure the requirements of Code Section 408(a)(6) have been met. Consistent with paragraph 6 of Article IV, the Custodian is not obligated to make any distribution absent a specific written direction, in a form acceptable to and filed with the Custodian, from the Depositor or designated beneficiary to do so.

5. Amendment and Termination. The Depositor may at any time and from time to time terminate this Agreement in whole or in part by delivering to the Custodian a signed written notice of such termination, in a form acceptable to the Custodian. The Depositor and the Custodian delegate to the Company the right to amend this Agreement (including retroactive amendments) by written notice to the Custodian and the Depositor. The Depositor shall be deemed to have consented to any such amendment, provided that (a) no amendment shall cause or permit any part of the assets of the Custodial Account to be delivered to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries; (b) any amendment which affects the rights, duties or responsibilities of the Custodian may only be made with the Custodian's consent; and (c) no amendment shall be made except in accordance with any applicable laws and regulations affecting this Agreement and the Custodial Account.

6. Resignation or Removal of Custodian. The Custodian may resign at any time upon thirty (30) days notice in writing to the Depositor and the Company. Upon such resignation, the Depositor delegates to the Company the responsibility to appoint a successor custodian under this Agreement. The Depositor or the Company at any time may remove the Custodian upon 30 days written notice to that effect in a form acceptable to and filed with the Custodian. Such notice must include designation of a successor custodian. The successor custodian shall satisfy the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of and records relating to the Custodial Account. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, and where necessary may liquidate shares in the Custodial Account for such payments. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor Custodian. The Custodian shall not be liable for the acts or omissions of any successor custodian.

7. Custodian's Annual Fees: The Depositor shall be charged by the Custodian for its services under this Agreement in such amount as the Custodian shall establish from time to time. Sufficient shares may be liquidated from the Custodial Account to pay the fee. The annual fee in effect on the date of this Agreement is set forth in the Application. A different fee may be substituted at any time upon written notice to the Depositor. A Depositor who does not consent to such new fee should terminate this Agreement pursuant to paragraph 5 of
Article VIII within 30 days of the notice of the new fee. If no such termination is made within 30 days of the notice of the new fee, the Depositor will be deemed within 30 days of the notice of the new fee, the Depositor will be deemed to have consented to the new fee.

8. Other Fees and Expenses. Any income or other taxes of any kind whatsoever that may be levied or assessed upon or with respect to the Custodial Account or the income thereof, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, all other reasonable administrative expenses incurred by the Custodian with respect to any such taxes, or with respect to any controversies concerning the Custodial Account, including, but not limited to, fees for legal services rendered to the Custodian and related costs, and such reasonable compensation to the Custodian for acting in that capacity with respect to any such taxes or controversies, may, in the discretion of the Custodian, be charged against and paid from the assets of the Custodial Account. Sufficient shares may be liquidated from the Custodial Account to pay any such taxes, expenses and compensation.

9. Incapability of Assets: No interest, right or claim in or to any part of the Custodial Account, nor any assets held therein or benefits provided hereunder shall be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause any such interest, right, claim, assets or benefits to be so subjected shall not be recognized, except to the extent as may be required by law.

10. Exchange Privilege: With respect to any Company shares held in the Custodial Account, the Depositor (or beneficiary, where applicable) may, upon submission of written instructions in a form acceptable to and filed with the Custodian, cause shares of any fund to be exchanged for shares of any other fund of the Company meeting the requirements of this Agreement, upon the terms and within the limitations imposed by the then current prospectus of the fund of the Company which are acquired in the exchange. By giving such instructions, the Depositor (or beneficiary) will be deemed to have acknowledged receipt of such prospectus.

11. Designation of Beneficiary. The Depositor may designate a beneficiary or change or revoke the designation of a beneficiary, by written notice in a form acceptable to and filed with the Custodian, prior to the complete distribution of the balance in the Custodial Account. If the Depositor has not by the date of his or her death properly designated a beneficiary in accordance with the preceding sentence, or if no designated beneficiary survives the Depositor, the Depositor's beneficiary shall be his or her estate. If a beneficiary dies before receiving his or her entire interest in the Custodial Account, his or her remaining interest in the Custodial Account shall be paid to the beneficiary's estate.

12. Responsibility as to Contributions or Distributions. The Custodian will not under any circumstances be responsible for the timing, purpose or propriety of any contribution or of any distribution made hereunder, not shall the Custodian incur any liability or responsibility for any tax imposed on account of any such contribution or distribution.

13. Other Limits on Responsibilities of the Custodian. The Custodian shall not incur any liability or responsibility in taking or omitting to take any action based on any notice, election, or instruction or any written instrument believed by the Custodian to be genuine and to have been properly executed. The Custodian shall be under no duty of inquiry with respect to any such notice, election, instruction, or written instrument, but in its discretion may request any tax waivers, proof of signatures or other evidence which it reasonably deems necessary for its protection. The Depositor and the successors of the Depositor including any executor or administrator of the Depositor shall, to the extent permitted by law, indemnify the Custodian and its successors and assigns against any and all claims, actions or liabilities of the Custodian to the Depositor or the successors or beneficiaries of the Depositor whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims actions or liabilities) which may arise in connection with this Agreement or the Custodial Account, except those due to the Custodian's own bad faith, gross negligence or willful misconduct. The Custodian shall not be under any duty to take any action not specified in this Agreement, unless the Depositor shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian, or to defend or engage in any suit with respect hereto unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

14. Notices. All written notices required or permitted to be given by the Custodian shall be deemed to have been given when sent by mail to the Depositor at the Depositor's last address of record provided to the Custodian. All written notices required or permitted to be given to the Custodian shall be deemed to have been given when received by the Custodian if mailed to the Custodian at 127 West 10th Street, Box 419042, Kansas City, Missouri 64105 or such other address as the Custodian shall provide to the Depositor from time to time.

15. Timing of Contributions. A contribution is deemed to have been made on the last day of the preceding taxable year if the contribution is made by the deadline for filing the Depositor's income tax return (not including extensions) and if the Depositor designates the contribution as a contribution for the preceding taxable year in a manner acceptable to the Custodian. The Custodian will not be liable or responsible for any consequences of postal delays or delays resulting from an incomplete Application or a designation made in an unacceptable form. Applications received by IFTC postmarked after the deadline will be treated as a contribution for the Depositor's current tax year. Improperly completed applications will be returned to the sender.

16. Governing Law. This Agreement and the Custodial Account shall be construed, administered and enforced according to the laws of the State of Missouri.

17. When Effective. This Agreement shall not become effective until acceptance of the Application by the Custodian at its principal offices, as evidenced by a written confirmation to the Depositor.


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Depositor's Signature_________________________________________  Date____________

Custodian's Signature_________________________________________  Date____________

Witness_________________________________________________________________________
           (Use only if signature of the Depositor or the Custodian
                         is required to be witnessed.)
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                             DISCLOSURE STATEMENT

    The following information is provided to you in accordance with the requirements of the Internal Revenue Code (the "Code") and Treasury regulations and should be reviewed in conjunction with the individual Retirement Custodial Account Agreement (the "Custodial Agreement"), the Application for your IRA (the "Application"), and the prospectus for the mutual funds of Oberweis Emerging Growth Fund that are allowable investments for your IRA. The provisions of the Custodial Agreement, Application and prospectus govern in any instance where the Disclosure Statement is incomplete or appears to conflict. This Disclosure Statement reflects the provisions of the Internal Revenue Code in effect on January 1, 1993. This Disclosure Statement provides a nontechnical summary of the law. Please consult with your tax advisor for more complete information and refer to IRS Publication 590.

1.  IRA STATUTORY REQUIREMENTS
    An IRA is a trust or custodial account established for the exclusive benefit of you and your beneficiaries. Current law requires that your IRA agreement be in writing and that it meet the following requirements:
1. All contributions must be in cash and, for any taxable year, cannot exceed 100% of your compensation or $2,000, whichever is less, unless the contribution is a rollover contribution or an employer contribution to a simplified employee pension plan ("SEP").
2. The custodian or trustee must be a bank or other institution or person that is approved by the Internal Revenue Service to administer your IRA in accordance with current tax laws.
3. None of your IRA assets may be invested in life insurance contracts or commingled with the assets of other people except in a common trust fund or common investment fund.
4.  Your interest in your IRA account is nonforfeitable.
5. Distribution from your IRA must be in accordance with certain minimum distribution rules, which are explained in Section VII below.

II. RIGHT TO REVOKE
    You may revoke your IRA at any time within seven days of the time your Application is signed. To revoke your IRA, mail or deliver a written notice stating "I hereby elect to revoke my Oberweis Emerging Growth Fund IRA." Sign your name exactly as it appears on your Application, include your social security number, and mail the notice to:
                       Investors Fiduciary Trust Company
                       127 West 10th Street, Box 419042
                          Kansas City, Missouri 64105
    Your notice will be considered mailed on the date of postmark, or the date of certification or registration if it is sent by certified or registered mail.
    When IFTC receives the proper notice of revocation, you will be entitled to a refund of your full IRA contribution, without any adjustment for expenses or market fluctuations. If you have any questions concerning your right of revocation, please call 1-800-245-7311 during regular business hours.

III. ELIGIBILITY
    You may make regular contributions to an IRA if you receive compensation from employment, earnings from self-employment, or alimony, and you have not reached age 70 1/2 by the end of the tax year for which the contribution is made. In addition, if you are married and file a joint tax return, you may make contributions to an IRA for your spouse whether or not your spouse receives compensation. You may make a rollover contribution to an IRA if you have received an eligible rollover distribution from a qualified retirement plan or tax-sheltered annuity or an eligible distribution from another IRA and elect rollover treatment within 60 days. You may also make a trustee-to-trustee transfer from another IRA. Finally, your employer may contribute to your IRA and if your employer sponsors a simplified employee pension ("SEP"), your employer can make contributions to a SEP/IRA on your behalf.

IV. CONTRIBUTIONS
A.  Regular Contributions
    You may contribute each year up to $2,000 or 100% of your compensation, whichever is less, to your IRA. If you also establish a spousal IRA for your spouse, you may contribute up to $2,250 or 100% of your compensation, if less, which may be split between the two IRA's as you choose, provided that no more than $2,000 may be contributed to either your IRA or the spousal IRA. If your spouse has compensation in excess of $250, you and your spouse can make a larger total contribution if you each contribute to a regular IRA. If your employer contributes to your IRA, the contribution is treated as compensation paid to you, whether or not the contribution is deductible, unless the contribution is made under a SEP (see below). Compensation for these purposes means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered. It includes earned income from self employment and alimony or separate maintenance payments includable in income. It does not include pension or annuity payments or deferred compensation.
B. Time for Making Regular Contributions
    You may make regular contributions to your IRA and/or your spousal IRA anytime during a year, up to and including the due date for filing your tax return for the year, up to and including the due date for filing your tax return for the year (without extensions). No regular contributions may be made to an IRA for the calendar year in which you reach age 70 1/2 or later years. No regular contributions to a spousal IRA may be made for years in which your spouse is age 70 1/2 or older.
C. Deductibility
    Regular IRA contributions are fully deductible unless you or your spouse are active participants in a tax-qualified plan of an employer. If you or your spouse are active participants in such a plan, then your allowable deduction for regular IRA contributions is reduced or eliminated if your Adjusted Gross Income ("AGI") exceeds certain levels. (If you file separately and are married but live apart from your spouse at all times during the year, you will be considered to be single when applying the following rules regarding deduction limitations.) The deductible amount is determined as follows:
1. If you (and your spouse) are not active participants in a tax-qualified plan, any contribution up to the maximum amount is deductible.
2. If you (or your spouse) are an active participant in a tax-qualified plan, and
(a) your AGI is $25,000 or less ($40,000 for a married couple filing a joint return and $0 for a married person filing separately), any contribution up to the maximum amount is deductible;
(b) your AGI is $35,000 or more ($50,000 for a married couple filing a joint return and $10,000 for a married person filing separately), no IRA contribution is deductible;
(c) your AGI is between $25,000 and $35,000 ($40,000 and $50,000 for a married couple filing a joint return and $0 to $10,000 for a married person filing separately), the deductible amount is reduced. In the case of a regular IRA, the reduction is $0.20 for each $1.00 of AGI over $25,000 ($40,000 for a married couple filing a joint return and $10,000 for a married person filing separately). For a spousal IRA, the reduction is $0.225 for each $1.00 of AGI over $40,000 if filing jointly. The limit will not be reduced below $200 unless it is eliminated entirely.
    To the extent that the deductibility of IRA contributions is reduced or eliminated, then nondeductible contributions may be made to your IRA. Earnings on all IRA contributions, whether or not the contributions themselves are deductible, are tax-deferred until receipt. You must designate the amount of nondeductible IRA contributions when filing your tax return for the year. If you overstate the amount of your nondeductible contributions you must pay a $100 penalty, unless you can show that such overstatement was due to reasonable cause. If you fail to report nondeductible IRA contributions you will be subject to a $50 penalty, unless your failure was due to reasonable cause.
D.  Rollover Contributions
1.  Amounts Eligible for Rollover from Plans and Tax-Sheltered Annuities
    You may make a rollover contribution to your IRA of an "eligible rollover distribution" from an employer tax-qualified plan (an "employer plan") or a tax-sheltered annuity (including a 403(b)(7) account). The administrator of the employer plan or the payor of a distribution from the tax-sheltered annuity should be able to tell you what portion of your payment is an eligible rollover distribution. The following types of payments cannot be rolled over.
    Non-Taxable Payments. In general, only the "taxable portion" of your payment is an eligible rollover distribution. If you have made "after-tax" employee contributions to the plan or annuity, these contributions will be non-taxable when they are paid to you, and they cannot be rolled over. (After-tax employee contributions generally are contributions you made from your own pay that were already taxed.)
    Payments Spread Over Long Periods. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for
 . your lifetime (or your life expectancy), or . your lifetime and your beneficiary's lifetime (or life expectancies), or . a period of ten years or more.
    Required Minimum Payments. Beginning in the year you reach age 70 1/2, a certain portion of your payments cannot be rolled (or transferred) over because it is a "required minimum payment" that must be paid to you.
2.  Direct Rollover
    You can choose a direct rollover of all or any portion of your payment from an employer plan or a tax-sheltered annuity that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the plan or tax-sheltered annuity to your IRA. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the IRA.
3.  Rollover of Plan Payments Paid To You
    A payment to you of an eligible rollover distribution from an employer plan or tax-sheltered annuity is taxed in the year you receive it unless, within 60 days, you roll it over to an IRA (or another plan that accepts rollovers). If you do not roll it over, special tax rules may apply. If any portion of the payment to you is an eligible rollover distribution, the payor is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding.
    Sixty-Day Rollover Option. If you have an eligible rollover distribution paid to you, you can still decide to roll over all or part of it to an IRA (or another employer plan that accepts rollovers). If you decide to roll over, you must make the rollover within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA (or the employer plan).
    You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the IRA or the employer plan to replace the 20% that was withheld. (On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.)
    See the Special Tax Notice Regarding Plan Payments, that must be provided by the plan administrator or payor of your employer plan or tax-sheltered annuity, for additional information on the rules governing rollover and taxation of plan distributions, or consult your tax advisor for more details.
    You should maintain a separate IRA account for any rollovers of funds from an employer plan if you want to preserve your ability to later roll over these funds and earnings into another employer plan. Similarly, you should maintain a separate account for any rollover of funds from a tax-sheltered annuity.
    You can make a rollover from a tax-qualified plan of your spouse's employer if you received all or a part of your spouse's share as a result of his or her death. A spouse or former spouse who is a recipient of a distribution made under a qualified domestic relations order may roll over all or part of the distribution.
    Because complex rules apply to distribution and rollovers of payments from employer plans and tax-sheltered annuities, you should seek competent tax advice whenever you contemplate receiving a distribution from a qualified plan or tax-sheltered annuity or an IRA funded by a rollover from a qualified plan or tax-sheltered annuity.
4.  Rollovers from Other IRAs
    You may also make a rollover contribution of amounts held in another IRA. There are no limits on the amount of rollover contributions made to an IRA from another IRA, except you may not roll over (or transfer) the required minimum amount (described in VII.D.). However, the distribution from the first IRA must be rolled over within 60 days of receipt and no more than one distribution per year from an IRA may be rolled over into another IRA.
5.  Tax-Deferral on IRA Rollover or Trustee-to-Trustee Transfer
    An effective rollover allows you to postpone paying taxes on the amount distributed from an employer plan, tax-sheltered annuity or IRA until it is withdrawn from the recipient IRA. You do not report the distribution as income and you do not take a deduction from the rollover contribution. Earnings on your rollover IRA are tax-deferred until receipt. (Similarly, a trustee-to-trustee transfer is not treated as a distribution and the amount transferred and earnings are tax-deferred until receipt.)
E.  SEP Contributions
    If your employer has established a simplified employee pension ("SEP"), your employer may make contributions to your SEP/IRA. If the SEP contains a salary reduction arrangement, you may elect to reduce your salary by up to the lesser of 15% of compensation or $7,000 (indexed); and have that amount contributed to your SEP/IRA. The maximum SEP contribution, including salary reduction amounts and employer contributions, is the lesser of 15% compensation or $30,000. SEP contributions are not included in your taxable income.

V.  Excess Contributions
    Amounts contributed to an IRA which exceed the maximum allowable contribution are treated as "excess contributors" and are subject to a nondeductible 6% penalty tax for each year in which the excess remains in the IRA. Excess contributions may be corrected and the 6% penalty tax avoided by withdrawal of the excess and any earnings thereon before the due date (including extensions) of the tax return for the tax year for which the excess contribution was made. No deduction may be taken for the excess contributors and the earnings must be included in taxable income for the year the contribution was made. The earnings withdrawn may be subject to a 10% premature distribution tax if you are under age 59 1/2. See Section VII.B.
    An excess contribution may be withdrawn after the due date of the tax return (including extensions) with the following consequences:
(a) If your total contribution for the tax year the excess contribution was made is $2,250 or less (or below the limit of your employer's SEP contribution) the excess contribution may be withdrawn without being included in income or being subject to the 10% premature distribution tax. No deduction may be taken for the excess contribution. Any earnings withdrawn will be included in income and may be subject to the premature distribution tax.
(b) If your total contribution for the tax year the excess contribution was made exceeds $2,250 (or, if higher, the limit of your employer's SEP contribution) any excess contribution and any earnings on the excess

The Oberweis Funds                                         The Oberweis Funds
Emerging Growth Portfolio                                  P.O. Box 419042
Micro-Cap Portfolio                                        Kansas City, MO 64141


                   INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

1. Account Registration


Name of Custodian:
      Investors Fiduciary Trust Company, as Custodian
      210 West 10th Street, Box 419042
      Kansas City, MO 64141


________________________________________________________
Name (One Only)

________________________________________________________
Address

________________________________________________________
City                      State                 Zip

________________________________________________________
Social Security #            Date of Birth

________________________________________________________
Daytime Phone #              Evening Phone #


2. Designation of Beneficiary

Primary Beneficiary

________________________________________________________
Relationship

________________________________________________________
Name

________________________________________________________
Address

________________________________________________________
City                      State                 Zip

________________________________________________________
Social Security #            Date of Birth

________________________________________________________
Relationship

________________________________________________________
Name

________________________________________________________
Address

________________________________________________________
City                      State                 Zip

________________________________________________________
Social Security #            Date of Birth

Secondary Beneficiary

________________________________________________________
Relationship

________________________________________________________
Name

________________________________________________________
Address

________________________________________________________
City                      State                 Zip

________________________________________________________
Social Security #            Date of Birth

________________________________________________________

(If more space is needed for beneficiaries please provide above information on each, on a separate sheet of paper.)


3a. Type of IRA (check only one)

         Indicate contribution amount and year

[_] Regular    [_] Spousal    [_] SEP    [_] Rollover

$___________________________       _____________________
 Amount                            Year


3b. IRA Funded By:

       [_] Contribution

       [_] Direct Transfer of Assets from another IRA

       [_] Direct Rollover from Employer "Qualified Plan" (401k, 403b, Money
           Purchase Pension Plan, Profit Sharing Plan, etc.)

       [_] Rollover from:

           [_] Another IRA

           [_] Qualified Retirement Plan or 403(b) Plan


4. Choose Your Investment

I have the right to direct the investments. I understand, however, that the investment options available to me are limited to those shown below:
($1,000 minimum for each Portfolio to establish an IRA)

[_] Oberweis Emerging Growth Portfolio         $_______________

[_] Oberweis Micro-Cap Portfolio               $_______________


5. Annual Administrative Fee

An annual administrative fee of $12.00 per portfolio investment will be deducted from your account automatically if not submitted separately. The custodian may change this fee from time to time.


6. Telephone Transaction Option

Unless you indicate otherwise by checking the box below, you may effect telephone exchanges between portfolios by calling 1-800-245-7311.

[_] I do not want telephone exchanges between portfolios.

7. Automatic Investing

Please enclose a voided, unsigned check for the bank account to be debited (or deposit slip if debiting savings account).

You may invest in any of the Oberweis Funds automatically each month by completing the following information, attaching a voided unsigned check and returning it to the Oberweis Funds (c/o IFTC). You will receive a confirmation of each transaction and the deduction from your bank account will appear on your monthly bank statement.

Please invest the amount indicated (minimum $100 per portfolio) in the following portfolio(s) on or about the
    [_] 5th day               [_] 20th day
        (20th will be selected if no box is checked)

    [_] of each month         [_] of each quarter

This bank account is a
    [_] Checking              [_] Savings

Your first automatic monthly investment will occur no sooner than two weeks after the receipt of your application.

    [_] Oberweis Emerging Growth Portfolio

    $ ____________________________________

    [_] Oberweis Micro-Cap Portfolio

    $ ____________________________________


8. Signatures (Important: Please read before signing)

Spousal Consent
(For use in community or marital property states)
(This section should be reviewed if either the trust or the residence of the accountholder is located in a community or marital property state and the accountholder is married and is designating a beneficiary other than the spouse. It is the accountholder's responsibility to determine if this section applies. The accountholder may need to consult with legal counsel. Neither the Custodian or the Sponsor will be liable for any consequences resulting from a failure of the accountholder to provide proper spousal consent.)

I am the spouse of the above-named accountholder. I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property interest in this IRA, I have been advised to see a tax professional or legal advisor.

I hereby give the accountholder any interest I have in the funds or property deposited in this IRA and consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequences that may result. No tax or legal advice was given to me by the Custodian.

________________________________________________________________________________
Signature of Spouse                                 Date

________________________________________________________________________________
Witness for Spouse                                  Date

We cannot process this application if section below is not signed.

By signing the Application establishing an IRA, the undersigned: (1) established an Individual Retirement Account pursuant to the Internal Revenue Code of 1986, as amended, and in accordance with all the terms of the Form 5305A Individual Retirement Custodial Account, together, with the Custodial Agreement incorporated therein, (2) appoints Investors Fiduciary Trust Company (IFTC), or its successors, as Custodian on the Account, (3) states that he or she has received, read, accepts and specifically incorporated herein the Custodial Agreement on Form 5305A and Disclosure Statement, (4) agrees to promptly give instructions to the Custodian necessary to enable the Custodian to carry out its duties under the Custodial Agreement, (5) agrees that he or she has received and read the Prospectus for the investment(s) selected and that this account will be subject to the Custodial Agreement as amended from time to time, (6) has the authority and legal capacity to purchase mutual fund shares, is of legal age in his/her state and believes each investment is suitable for him/her and (7) hereby ratifies any instructions given on this account and any account into which he/she exchanges related to the above items and agrees that neither The Oberweis Funds nor IFTC will be liable for any loss, cost or expense for acting upon such instructions (by telephone or writing) believed to be genuine and in accordance with the procedures described in the Prospectus.

Under penalties of perjury, I certify that the number shown on this form is my correct social security number.

________________________________________________________________________________
Signature of Depositor                               Date

                                                        Mailing Address:
The Oberweis Funds                                         The Oberweis Funds
Emerging Growth Portfolio                                  P.O. Box 419042
Micro-Cap Portfolio                                        Kansas City, MO 64141


 In accordance with the terms and conditions set forth in this form the Fund's current Prospectus and my instructions below, I wish to establish a Shareholder
                             Account in the Fund.

1. Account Registration

a.) Individual: PLease print or type:

_________________________________________________________
First Name            Middle Name               Last Name

b.) Joint Owner

_________________________________________________________
First Name            Middle Name               Last Name

c.) Gift to Minor: Minor's Social Security Number must be indicated in
    Section 3.

_____________________________________________________ as custodian for
Custodian's Name (only one permitted)

____________________________________________________________ under the
Minor's Name (only one permitted)

__________________________________________ Uniform Gifts/Transfers to Minors Act
Donor's State of Residence

d.) A Trust (including Corporate Pension Plans)

____________________________________________________ as trustee(s) for
Name of Trustee(s)

______________________________________________________________________
Name of Trust

under agreement dated ________________________________________________
                                      Date of Trust

e.) A Corporation, Partnership, or other entity:
    Please include corporate resolution

______________________________________________________________________
Name of Corporation or other entity

[_] Corporation  [_] Partnership  [_] Other __________________________
                                                  Please Specify


2. Mailing Address

______________________________________________________________________
Street Address                                 Apt./Suite #

______________________________________________________________________
City                                           State         Zip

______________________________________________________________________
Daytime Phone                                  Evening Phone


3. Social Security Number or Tax I.D. Number

Your application will be returned if sections 3 and 5 are not completed and signed.

_______________________________________________________________________
Social Security Number or Employer Tax Identification Number

Check One:

     [_] U.S. Citizen

     [_] Resident Alien
         (must have US Tax ID Number and domestic address)

     [_] Non-Resident Alien of ________________________________________
                                Country of Tax Residency
                                if different from mailing address


4. Choose Your Investment

     Please make my investment in the portfolio(s) below.
       Initial investment minimum $1000 per portfolio

     [_] Oberweis Emerging Growth Portfolio   $________________

     [_] Oberweis Micro-Cap Portfolio         $________________


5. Investment Method

          [_] By Check  Amount enclosed $______________

          [_] By Wire  Amount of wire $______________

For wire investment, please call 1-800-245-7311
For your account number, Acct # ________________
For protection of our shareholders, there is a 15-day hold placed on your investment to ensure good funds.


6. Automatic Investing Method

Please enclose a voided, unsigned check for the bank account to be debited (or deposit slip if debiting savings account).

You may invest in any of the Oberweis Funds automatically each month or quarter by completing the following information, attaching a voided unsigned check and returning it to The Oberweis Funds (c/o IFTC). You will receive a confirmation of each transaction and the deduction from your bank account will appear on your monthly bank statement.

Please invest the amount indicated (minimum $100 per portfolio) in the following portfolio(s) on or about the
     [_] 5th day               [_] 20th day
             (20th will be selected if no box is checked)

     [_] of each month         [_] of each quarter

This bank account is a
     [_] Checking              [_] Savings

Your first automatic monthly investment will occur no sooner than two weeks after the receipt of your application.

     [_] Oberweis Emerging Growth Portfolio   $ _________________

     [_] Oberweis Micro-Cap Portfolio         $ _________________


7. Distribution Options

All income dividends and capital gains distributions will be reinvested unless noted below:

         [_] Pay all income in cash

         [_] Pay all capital gains in cash

If dividend or withdrawal checks are to be made payable to someone other than the registered owner complete the following. Make dividend
[_] withdrawal  [_] checks payable to:

_________________________________________________________________
Name

_________________________________________________________________
Address

_________________________________________________________________
City                             State                 Zip

8. Telephone Transaction Options

Unless you indicate otherwise by checking the appropriate box below, you may effect telephone transactions by calling 1-800-245-7311.

     [_] I do not want Telephone Exchanges between Funds

     [_] I do not want Telephone Redemption by Mail. Redemption check will be mailed only to the name and address in which your account is registered.

     [_] I do not want Telephone Redemption by Electronic Transfer* Allows you to make redemptions by telephone and have the amounts transferred electronically to your bank account.

*Please enclose a voided, unsigned check (or deposit slip if savings account) to ensure accurate banking information.


9. Dealer Information

For Dealer Only

We hereby authorize The Chicago Corporation to act as agent in connection with transactions under this authorization form. We guarantee the shareholder's signature.

_______________________________________________________________________________
Firm Name

_______________________________________________________________________________
Representative's First/Last Name

_______________________________________________________________________________
Representative's Number

_______________________________________________________________________________
Branch Address

_______________________________________________________________________________
City                                 State                        Zip


10. Signatures

All of the undersigned have the authority and legal capacity to purchase mutual fund shares, all are of legal age in their state and believe each investment is suitable for themselves. All of the undersigned have received and read the Prospectus for the investment selected, agree to its terms and understand that by signing below (a) when elected their account will have the Exchange privilege capability with other Oberweis Portfolios. All information provided in the above items will apply to any portfolio into which their shares may be exchanged; (b) they hereby ratify any instructions given on this account and any account into which they exchange related to the above items and agree that neither The Oberweis Funds nor ___________________________ will be liable for any loss, cost or expense for acting upon such instructions (by telephone or writing) believed to be genuine and in accordance with the procedures described in the Prospectus; and (c) their responsibility is to read the Prospectus of any Fund into which they exchange.

Under penalties of perjury, I certify:

(1) The number shown on this form is my correct social security or taxpayer identification number and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

[_] Check this box only if the IRS has notified you that you are subject to backup withholding.

_______________________________________________________________________________
Signature of Owner, Trustee or Custodian             Date

_______________________________________________________________________________
Signature of Joint Owner (if any)                    Date

Send this request to:
     The Oberweis Funds
     P.O. Box 419042
     Kansas City, MO 64141


Terms and Conditions of Account Application

Additional Investment

After a Shareholder Account is established, additional investments in amounts of $100 or more may be made at any time. Such additional investments will be applied to the purchase of full and fractional shares of the Portfolio at the public offering price. These investments should be accompanied by an investment transmittal stub (attached to any previously received shareholder confirmation) and mailed directly to the Fund's Transfer Agent, Investors Fiduciary Trust Company.

Systematic Withdrawal Plan

A Systematic Withdrawal Plan is available for shareholders who wish to receive monthly or quarterly payments of $50 or more. Systematic withdrawals require the deposit of shares having a value of $10,000 or more based upon the current Net Asset Value per share. Withdrawal payments represent proceeds from redemption of shares held in the account. Redemptions are made at Net Asset Value, as determined at the close of business on the New York Stock Exchange five business days prior to the end of each month or the end of the last month of the quarter or year, whichever is applicable. If the date is one on which the NYSE is not open for business, shares will be redeemed at the close of business on the following day.

Withdrawals concurrent with the purchase of additional shares may be inadvisable because of tax liabilities. (The Fund limits additional purchases in a withdrawal account to amounts equal to at least one year's scheduled withdrawals or $1,000, whichever is greater.) The shareholder may terminate his Systematic Withdrawal Plan at any time by giving written notice to the Fund's Custodian. His Systematic Withdrawal Plan may also be terminated at any time by the Fund, or the Distributor, by giving written notice to the shareholder. There is no charge or penalty upon termination of such an account.

Dividends and capital gain distributions paid on shares held in a Systematic Withdrawal Account must be reinvested in full and fractional shares of the Portfolio (rather than received in cash) at the Net Asset Value per share at the close of business on the day of such payments.

Automatic Investment Plan

Shareholders who wish to make automatic subsequent investments into the Fund may do so through the Automatic Investment Plan. Automatic Investments of at least $100 can occur either monthly or quarterly, on or about the 5th or 20th of the month. The funds will be transferred from the shareholder's checking or savings account, using electronic funds transfer via the Automated Clearing House (ACH). Purchases are made at Net Asset Value, as determined at the close of business on the New York Stock Exchange on the day the funds are received at the Fund's Custodian and Transfer Agent. If the date is one in which the NYSE is not open for business, shares will be purchased at the close of business on the following business day. Initial investments may not be made through this Plan.

The Plan is subject to the approval of the shareholder's bank. Your bank must be able to accept ACH transactions and/or be a member of an ACH association. We cannot guarantee acceptance by your bank.

The Plan can be terminated by sending written notice to the Fund's Custodian. The notice must be received at least 5 business days prior to the date of the next scheduled automatic purchase. The Plan is automatically terminated whenever a check is returned unhonored by the shareholder's bank. The shareholder is responsible for any charges incurred as a result of an unhonored transaction.

Additional Information

Each time there is a transaction in a Shareholder Account, the shareholder will receive a confirmation statement showing the current transaction.

Certificates can be issued for full shares only. These certificates will be sent to the shareholder only upon specific request.

The method of delivery of share certificates is at the option and risk of the shareholder. If sent by mail, registered and insured mail is suggested.

All correspondence regarding Shareholder Accounts should be addressed to The Oberweis Funds, c/o Investors Fiduciary Trust Company, P.O. Box 419042, Kansas City, Missouri 64141.

This form is not authorized for distribution to prospective purchasers of shares of the Portfolio in states where such shares are not qualified for sale.

[OBERWEIS LOGO]
Emerging Growth Fund

                           IRA TRANSFER REQUEST FORM

                Investors Fiduciary Trust Company, as Custodian


To transfer assets from an existing IRA or to complete a rollover from a qualified employer plan, 403(b) account or Keogh to an Oberweis Emerging Growth Fund IRA, complete this form and attach a copy of a current statement from your existing IRA or qualified retirement plan. If you are opening a new IRA, also attach your completed IRA application to this form. Return this form and the applicable attachments to Investors Fiduciary Trust Company, 127 West 10th Street, Box 419042, Kansas City, MO 64105.

===============================================================================

CUSTODIAN OF EXISTING ACCOUNT:

-------------------------------------    --------------------------------------
                                         Today's Date

-------------------------------------    --------------------------------------
Custodian Name                           Your Social Security Number

-------------------------------------    --------------------------------------
Custodian Address                        Your Name

-------------------------------------    --------------------------------------
City             State        Zip        Your Address

-------------------------------------    --------------------------------------
Custodian Phone Number                   City             State        Zip

===============================================================================

INSTRUCTIONS TO CUSTODIAN OF EXISTING ACCOUNT, ACCT. NO. ______________________

I have established an Oberweis Emerging Growth Fund Individual Retirement Account with Investors Fiduciary Trust Company as Custodian. Please withdraw assets from my account in your custody in the following manner and send a check payable to Investors Fiduciary Trust Company Individual Retirement Account in the name of ________________________________________________________, 127 West
10th Street, Box 419042, Kansas City, MO 64105. You will be receiving a letter of acceptance from Investors Fiduciary Trust Company.

Portion of account to be transferred (check one): (Note: if you are age 70 1/2 or older, you must take out your minimum required distribution from your IRA before completing a transfer.)

_____ 1.  All of the assets in my account.

_____ 2.  $__________________ in my account.

If you are transferring a certificate of deposit IRA choose one of the options below:

_____ 1. Liquidate prior to maturity date. I am aware of and acknowledge the penalty I will incur from an early withdrawal.

_____ 2. Liquidate at maturity. (Maturity date must be within 60 days. If the mature date is less than 15 days from the date of this request, you may want to contact your custodian bank to prevent automatic reinvestment of the account.)

===============================================================================

AUTHORIZATIONS:

Shareholder Authorization: I hereby authorize Investors Fiduciary Company to deposit the assets in my existing IRA, qualified employer plan or Section 403(b) account according to the terms stated in this IRA Transfer Request Form. I hereby acknowledge that strict requirements must be met to qualify for tax-free rollover or transfer treatment; I hereby certify that the source of the transfer or rollover contribution qualifies the contribution as such.



X____________________________________                    ______________________
 Signature                                               Date

Custodian Authorization: Investors Fiduciary Trust Company hereby accepts its appointment as Custodian of the above IRA account and upon receipt of assets, will deposit such assets in an Oberweis Emerging Growth Fund IRA on behalf of the Depositor authorizing this transfer or special rollover.



X_______________________________________________________
 INVESTORS FIDUCIARY TRUST COMPANY Authorized Signature


Signature Guarantee: Your Current Trustee or Custodian may require your signature to be Guaranteed. Call them for requirements.



Name of Bank or Firm Guaranteeing Signature: __________________________________



Signature of Officer & Title: _________________________________________________